LEASE
                                    SECTION 1

                              Reference Information

     Section 1.1. Reference Information. Reference in this Lease to any of the following shall have the meaning set forth below:

     Date of This Lease: April 21, 1997

     Premises: The portion (shown in Exhibit A) of the building (the "Building") on the lot (the "Lot") shown in Exhibit B, situated at 4 Mulliken Way, Newburyport, Massachusetts, together with the right to use the parking and means of access and egress currently provided on the Lot, in common with other tenants.

 Landlord:                          Edward G. Molin

 Address of Landlord:               270 Water Street, Newburyport, MA

 Tenant:                            FOILMARK, INC., a Delaware corporation

 Address of Tenant:                 5 Malcolm Hoyt Drive, Newburyport, MA

 Term Commencement Date:            May 1, 1997

 Term Expiration Date:              April 30, 2002

 Extension Term:                    One (1) term of five (5) years

 Premises Square Footage:           25,000 square feet of manufacturing space
                                    and 450 square foot shed.

 Annual Fixed Rental Rate:          Year 1 and 2: $175,000.00
                                    Year 3, 4 and 5: $187,500.00
                                    During Extension Term: At a rental rate
                                    to be negotiated between Landlord and
                                    Tenant, provided, however, that the ren-tal rate for the first and second year of the Extension Term shall not exceed
                                    $206,250.00, and the rental rate for the third, fourth and fifth year of the Extension Term shall not exceed
                                    $218,750.00.

 Permitted Uses:                    Manufacturing, light industrial, ware
                                    house and distribution use, and
                                    ancillary office use.

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Public Liability Insurance Limit:

          Bodily Injury       Combined single limit of $2,000,000.00
          and Property
          Damage:

 Initial Payment:                    The first month's rent shall be due and
                                     payable at the time of the execution of
                                     the within lease.

 Broker:                             None

     Section 1.2. Exhibits. The following Exhibits are attached to and incorporated in this Lease:

     Exhibit A: Plan of Premises

     Exhibit B: Description of Lot

     Exhibit C: Agreed-upon Modifications

                                    SECTION 2

                                Premises and Term

     Section 2.1. Premises. Landlord hereby leases and demises the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to any and all existing encumbrances and other matters of record and subject to the terms and provisions of this Lease together with the right to use in common with other tenants entitled thereto the parking lot. Tenant shall have the right to access the electrical service panel serving the Premises upon reasonable advance notice to Landlord.

     Section 2.2. Term. To have and to hold for an original term beginning on the Term Commencement Date and continuing until the Term Expiration Date, unless sooner terminated as hereinafter provided.

     Section 2.3. Option to Extend Term. Tenant shall have the option to extend the term of this Lease for the Extension Term, provided (a) no default beyond any applicable notice and cure period in the obligations of Tenant under this Lease shall exist at the time such option is exercised and (b) Tenant shall give notice to Landlord of its exercise of such option not less than nine (9) months prior to expiration of the original term. All of the terms and provisions of this Lease shall be applicable during the Extension Term except that Tenant shall have not option to extend the term of the lease beyond the Extension Term.

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                                    SECTION 3

                              Condition of Premises

     Section 3.1. Condition of Premises. Tenant agrees to accept the Premises in its present "as is" condition, except as otherwise set forth herein. Landlord shall have no obligation to perform any work or construction other than as set forth on Exhibit C, or as expressly set forth in this Lease. If Tenant shall desire to perform any other work or construction, the same shall be done only in accordance with this Lease.

                                    SECTION 4

                                   Fixed Rent

     Section 4.1. The Fixed Rent. Tenant shall pay rent to Landlord at the Address of Landlord' or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the Annual Fixed Rental Rate set forth in Section 1, in equal installments equal to one-twelfth (1/12) of the Annual Fixed Rental Rate in advance on the first day of each calendar month included in the term, and for any portion of a calendar month at the beginning or end of the term, at that rate payable in advance for such portion.

                                   SECTION 5

                           Real Estate and Other Taxes

     Section 5.1. Real Estate Taxes. Landlord shall pay all real estate taxes and water and sewer charges assessed to the Building, Lot or Premises. Tenant shall use water only for personal sanitary uses and not for any industrial process.

                                   SECTION 6

                                   Insurance

     Section 6.1. Tenant's Insurance. Tenant shall maintain throughout 'the Term the following insurance:

     (a) comprehensive general liability insurance for any injury to person or property occurring on the Premises, naming as insureds Tenant, Landlord and such persons, including, without limitation, Landlord's managing agent, as Landlord shall designate from time to time, in amounts which shall, at the beginning of the Term, be equal to the limits set forth in Section 1, and, from time to time during the term, shall be for such higher limits as are reasonably required by Landlord based upon industry standards; and

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     (b) worker's compensation insurance with statutory limits covering all
Tenant's employees working at the Premises.

     Section 6.2. Landlord's Insurance. Landlord shall maintain throughout the Term the following insurance:

     (a) comprehensive general liability insurance for any injury to person or property occurring in the common areas of the Lot or Building, in such amounts and with such deductibles as Landlord may reasonably consider appropriate based upon industry standards;

     (b) all risk fire and casualty insurance on a replacement value, agreed amount basis, together with rental loss coverage and, insuring the Building and its rental value, with such deductibles, if any, as Landlord shall reasonably consider appropriate based upon industry standards; and

     (c) at Landlord's option, insurance against loss or damage from sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form," in such amounts and with such deductibles as Landlord may consider appropriate, and insurance against such other hazards and in such amounts as may from time to time be required by any bank, insurance company or other lending institution holding a mortgage on the Building.

     Section 6.3. Tenant Reimbursement of Insurance Taken Out by Landlord. Tenant shall reimburse Landlord for all of Landlord's costs incurred in providing such insurance to the extent attributable to any special endorsement or increase in premium resulting from the business or operations of Tenant or any special or extraordinary hazards resulting therefrom.

        Section 6.4. Requirements Applicable to Insurance Policies. All policies for insurance required under the provisions of Section 6.1 shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Each party agrees to furnish the other with insurance company certificates of all such insurance and copies of the policies therefor prior to the beginning of the Term hereof and of each renewal policy at least thirty (30) days prior to the expiration of the policy it renews. Each such policy shall be non-cancellable with respect to the interest of Landlord and Tenant and such mortgagees without at lease thirty (30) days' prior written notice thereto.

     Section 6.5. Waiver of Subrogation. All insurance which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required hereunder, shall

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include provisions which either designate the other party as one of the insureds or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. On reasonable request, each party shall be entitled to have duplicates or certificates of policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing such provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.


                                   SECTION 7

                        Utilities; Maintenance Expenses

     Section 7.1. Utilities. Tenant shall pay all charges for utilities which are separately metered to Tenant, including gas, electricity and telephone.

     Section 7.2. Maintenance Expenses. To the extent repairs or replacements covered by Section 9.1 are required due to Tenant's negligence or willful misconduct, Landlord shall effect such repairs or replacements at Tenant's sole expense.

                                    SECTION 8

                                   (OMITTED)

                                   SECTION 9

                              Landlord's Covenants

     Section 9.1. Building Maintenance. Subject to Sections 10 and 11, Landlord shall maintain and repair at its sole cost the exterior walls, glass and doors, water tight integrity of the roof, foundation, structural supports of the Building and, shall be responsible for the replacement and repair of the Building heating, plumbing, electrical, air conditioning and mechanical systems, if required.

     Section 9.2. Common Area Maintenance. Subject to Sections 10 and 11, Landlord shall maintain and repair at its sole cost the common areas of the Building, if any, and common areas on the Lot, including parking, and shall clean and provide snowplowing for the same.

     Section 9.3. Protective Covenants. To the best knowledge of Landlord, as of the date hereof, the Building complies with the Protective Covenants of the Lord Timothy Dexter Industrial Green, Newburyport, Massachsuetts, recorded with the Essex South District Registry of Deeds in Book 5638, Page 428.

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                                   SECTION 10

                               Tenant's Covenants

     Section 10.1. Use. Tenant shall use the Premises only for the Permitted Uses and shall from time to time procure all licenses and permits necessary therefor at Tenant's sole expense.

     Section 10.2. Repair and Maintenance. Except as otherwise provided in Sections 9 and 11, Tenant shall keep the Premises, including all plumbing, electrical heating, air conditioning and other systems therein, in good order, condition and repair and in at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the term, reasonable use and wear and damage by casualty excepted. Tenant shall make all ordinary repairs, the provisions of this Section shall not, however, require Tenant to replace plumbing, electrical, heating, air conditioning and other systems unless such replacement is caused by the Tenant's negligence or willful misconduct. Tenant shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises and shall arrange for and be responsible for all of the costs of a dumpster and trash and rubbish removal service in connection with Tenant's use of the Premises. Tenant shall remove snow and ice from walkways and entrances to the Premises.

     Section 10.3. Compliance with Law and Insurance Requirements. Tenant shall make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority arising from Tenant's use of the Premises and shall keep the Premises equipped with all safety appliances so required. Tenant shall not dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, or generate, store or dispose of hazardous substances in or on the Premises or dispose of hazardous substances from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq., the Massachusetts Hazardous Waste Management Act, M.G.L. c.21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c.21E, and all other applicable codes, regulations, ordinances and laws. Tenant shall notify Landlord of any incident which would require the filing of a notice under Chapter 232 of the Acts of 1982 and shall comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. "Hazardous substances" as used in this Section shall mean "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq. and regulations adopted pursuant to such Act.

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     Landlord may, if it so elects, after notice to Tenant (except in an emergency) make any of the repairs, alterations, additions, or replacements referred to in this Section 10.3 for which Tenant is responsible which affect the Building structure or the Building systems, and Tenant shall reimburse Landlord for the cost thereof on demand.

     Tenant will provide Landlord, from time to time upon Landlord's request, with all records and information regarding any hazardous substance maintained on the Premises by Tenant.

     Landlord shall have the right, upon reasonable prior notice, to make such inspections as Landlord shall reasonably elect from time to time to determine if Tenant is complying with this Section.

     Tenant shall cooperate with the reasonable recommendations of any insurer, which may be applicable to the Premises by reason of Tenant's use thereof. In no event shall any activity be conducted by Tenant on the Premises which may give rise to any cancellation of any insurance policy or make any insurance unobtainable.

     Section 10.4. Tenant's Work. Tenant shall not make any installations, alterations, additions or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant's expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. Tenant shall keep the Premises at all times free of liens for labor and materials. Tenant shall employ for such work only contractors reasonably acceptable to Landlord and shall require all contractors employed by Tenant to carry workers' compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering such contractors on or about the Premises in amounts that at least equal the limits set forth in Section 1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and give notice of observed defects.

     Section 10.5. Indemnity. Tenant shall defend, with counsel reasonably acceptable to Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Building and any other party having an interest in the Premises ("Indemnified

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Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising during the term of this Lease from (a) injury to or death of any person, or damage to or loss of property, occurring in the Premises or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants or agents, (b) violation of this Lease by Tenant or (c) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees.

     Landlord shall hold Tenant harmless and defend Tenant, any stockholder, officer, director or employee of Tenant, from and against any and all losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person occurring in, on, or about the Premises, Building and Lot, when such damage, injury, illness or death shall be caused by the negligence or willful misconduct of Landlord, its agents, servants, employees, invitees or licensees and failure by Landlord to perform, fulfill or observe any covenant of Landlord hereunder.

     Section 10.6. Landlord's Right to Enter. Tenant shall permit Landlord and its agents to enter into the Premises at reasonable times and upon reasonable notice to examine the Premises, make such repairs and replacements as Landlord may elect, without however any obligations to do so, or show the Premises to prospective purchasers and lenders, and, during the last year of the term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises. Landlord agrees not to unreasonably interfere with Tenant's use and occupancy of the Premises.

     Section 10.7. Personal Property at Tenant's Risk. All furnishings, fixtures, equipment, effects and property of every kind of Tenant and of all persons claiming by, through or under Tenant which may be on the Premises shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes or other pipes, by theft or from any other cause, no part of such loss or damage shall be charged to or to be borne by Landlord, unless due to Landlord's negligence or misconduct, and provided further that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant for any injury, loss, damage or liability not covered by Tenant's insurance to the extent prohibited by law. Tenant shall insure Tenant's personal property.

     Section 10.8. Yield Up. At the expiration of the term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all of its trade fixtures and personal property in the Premises, remove such installations and improvements made by Tenant as Landlord may request (other than as set forth on Exhibit C)

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and all Tenant's signs wherever located, repair all damage caused by such removal and yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such installations or improvements made by Tenant as Landlord shall request Tenant to remove) broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises under this Lease. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to Tenant's performance of its obligations under this Section 10.8.

     Section 10.9. Estoppel Certificate. Upon not less than ten (10) business days' prior notice from either party, the other party shall execute, acknowledge and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect and that, except as stated therein, the party has no knowledge of any defenses, offsets or counterclaims under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defense, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rental and Additional Rent and other charges have been paid and a statement that the other party is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this Section 10.9 may be relied upon by any prospective purchaser or mortgagee of the Building.

     Section 10.10. Rules and Regulations. Tenant shall comply with such reasonable Rules and Regulations as may be adopted from time to time by Landlord to provide for the beneficial operation of the Lot and Building. All such Rules and Regulations shall be uniformly applied and enforced against all tenants and other occupants.

     Section 10.11. Holding Over. Tenant shall vacate the Premises immediately upon the expiration or sooner termination of this Lease. If Tenant shall retain possession of the Premises or any part thereof after the termination of the term without Landlord's express consent, Tenant shall pay Landlord rent at 150% of the monthly rate specified in Section 1 for the time Tenant so remains in possession. The provisions of this Section shall not exclude Landlord's rights of reentry or any other right hereunder, including, without limitation, the right to refuse 150% the monthly rent and instead to remove Tenant through summary proceedings for holding over beyond the expiration of the term of this Lease.

     Section 10.12. Assignment and Subletting. Tenant shall not assign, transfer, mortgage or pledge this Lease or grant a security interest in Tenant's rights hereunder or sublease (which term shall be deemed to include the granting of concessions and

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licenses and the like) all or any Part of the Premises or suffer or permit this
Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant. Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except with prior written approval thereof from Landlord, shall be void. No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or sublessee, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

     If for any assignment or sublease, Tenant shall receive rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder (or in the case of the sublease of part, in excess of such rent allocable to the part) after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of such excess of such payment of rent or other consideration received by Tenant, promptly after its receipt.

     Notwithstanding anything in this Lease to the contrary, Tenant shall have the right at any time, without the consent of Landlord, to assign this Lease where the assignee is a parent or wholly-owned subsidiary of Tenant, or a wholly-owned subsidiary of the parent of Tenant, or any entity resulting from a merger or consolidation with Tenant or any person or entity who or which owns or controls a beneficial interest in the stock of Tenant or is owned or controlled by one or more persons or entities who or which own or control such an interest, provided that (i) prior to its effective date, Tenant shall furnish to Landlord an assumption agreement executed by the Assignee in which such Assignee agrees to assume and perform the terms, covenants and conditions of this Lease that are the obligations of Tenant and (ii) such Assignee shall only use the Premises for the Permitted Uses in Section 1.1 hereunder and for no other uses. In addition, without limiting in any way the generality of the foregoing, nothing contained in this Lease is intended to affect in any way the right of Tenant or any stockholder of Tenant (without the consent of Landlord) to engage in the public offering of any amount of Tenant's stock, or a private offering, sale or transfer or encumbrance of less than the controlling interest in said stock, or a transfer by reason of death of incompetence of any amount of said stock, or sale or transfer from one of Tenant's current stockholders to any person or entity who or which owns or controls a beneficial interest in the stock of Tenant or is owned or controlled by one or more persons or entites who or which own or control such an interest of any amount of said stock.

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     Section 10.13. Overloading and Nuisance. Tenant shall not injure, overload, deface or otherwise harm the Premises, commit any nuisance, permit the emission of any objectionable noise, vibration or odor, or make, allow or suffer any waste.

                                   SECTION 11

                               Casualty or Taking

     Section 11.1. Termination. In the event that greater than twenty-five percent (25%) of the Premises or the Building or the Lot shall be taken by any public authority or for any public use or destroyed by the action of any public authority (a "Taking") then this Lease may be terminated by either Landlord or Tenant effective on the effective date of the Taking. In the event that the Premises shall be destroyed or damaged by fire or casualty (a "Casualty") and if Landlord's architect, engineer or contractor shall reasonably determine that it will require in excess of one hundred eighty (180) days from the date of the Casualty to restore the Premises, this Lease may be terminated by either Landlord or Tenant by notice to the other within thirty (30) days after the casualty. In the case of a Taking, such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord or Tenant to the other within thirty (30) days after Landlord or Tenant, as the case may be, shall receive notice of the Taking.

     Section 11.2. Restoration. In the event of a Taking or a Casualty, if neither Landlord nor Tenant exercises the election to terminate provided in
Section 11.1, this Lease shall continue in force and a just proportion of the Fixed Rent and other charges hereunder, according to the nature and extent of the damages sustained by the Premises, shall be abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use subject to zoning and building laws or ordinances then in existence, which, unless Landlord or Tenant has exercised its option to terminate pursuant to
Section 11.1, Landlord covenants to do with reasonable diligence at Landlord's expense. Notwithstanding the foregoing, if for any reason Landlord has not completely restored the premises for Tenant's occupancy within 180 days of the casualty or taking, Tenant shall have the right to terminate this Lease.

     Section 11.3. Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request, except for any relocation benefits, damages for Tenant's leasehold improvements, and damages to Tenant's business which might be awarded to Tenant separately by the taking authority.

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                                   SECTION 12

                                     Default

     Section 12.1. Events of Default. If

     (a) Tenant shall default in the performance of any of its obligations to pay the Fixed Rental, or any other sum payable hereunder and if such default shall continue for ten (10) days after written notice from Landlord designating such default;

     (b) within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion;

     (c) any assignment for the benefit of creditors shall be made by Tenant;

     (d) Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant;

     (e) a lien or other involuntary encumbrance is filed against Tenant's leasehold interest and is not discharged within forty-five (45) days thereafter;

     (f) a petition is filed by Tenant for liquidation, or for reorganization or an arrangement or for any other relief under any provision of the Bankruptcy Code as then in force and effect; or

     (g) an involuntary petition under any of the provisions of the Bankruptcy Code is filed against Tenant and such involuntary petition is not dismissed within seventy (70) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with process of law enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate. Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

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     Section 12.2. Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 12.1, Tenant shall pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for the residue of the term, discounted to present value. As additional and cumulative obligations after any such termination, Tenant shall also pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord pursuant to the first sentence of this Section 12.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (a) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (b) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     Section 12.3. Remedies Cumulative. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

     Section 12.4. Right to Cure Defaults. At any time following ten (10) days' prior notice to Tenant (except in cases of emergency when no notice shall be required), Landlord may (but shall not be obligated to) cure any default by Tenant under this Lease, and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 12.7 from the date incurred by Landlord to the date of payment by Tenant.

     In the event that Landlord fails to perform any of its obligations hereunder after ten (10) days' notice from Tenant to Landlord or such additional time not to exceed forty-five (45) days in the event within said ten (10) days, Landlord commences and diligently proceeds to complete such obligations, then Tenant shall have the right, but not

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the obligation, at any time thereafter, to perform Landlord's obligations and charge back the reasonable costs thereof to Landlord and if such amount is not paid within thirty (30) days after demand is made by Tenant to Landlord, then Tenant shall thereafter have the right to deduct such amount against further rent due under this Lease.

     Notwithstanding the foregoing, in the event such matter is an emergency, an apparent emergency or materially and adversely impacts the ability of Tenant to use and occupy the Premises for the purposes contemplated hereunder then in such event Tenant shall not be required to provide such notice or allow Landlord such grace period and all of the proceeding provisions shall apply, provided, however, Tenant shall use diligent and good faith efforts to notify Landlord as soon as reasonably practical.

     Section 12.5. Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise operate to permit the same or similar acts or omissions except as to the specific instance. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or of any of Landlord's remedies on account thereof, including its right of termination for such default.

     Section 12.6. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Fixed Rental, or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due. Any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy under this Lease or otherwise.

     Section 12.7. Interest on Overdue Sums. If Tenant shall fail to pay Fixed Rental, or any other sum payable by Tenant to Landlord by the due date thereof (i.e., the due date disregarding any requirement of notice from Landlord or any period of grace allowed to Tenant), the amount so unpaid shall bear interest at a variable rate (the "Delinquency Rate") equal to four percent (4%) in excess of the base rate (prime rate) of The First National Bank of Boston from time to

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time in effect commencing with the due date and continuing through the day on which payment of such delinquent payment with interest thereon is paid. If such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law.

                                   SECTION 13

                                    Mortgages

     Section 13.1. Rights of Mortgage Holders. No Fixed Rental, or any other charge shall be paid more than thirty (30) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

     In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (a) until it shall have given notice, in the manner provided in Section 14.1, of such act or omission to the holder of any mortgage encumbering the Premises whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (b) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, provided that following the giving of such notice, Landlord or such holder shall, with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be rendered.

     In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage now or hereafter encumbering the Premises, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

     Section 13.2. Superiority of Lease; Option to Subordinate. Unless Landlord exercises the option set forth below in this Section 13.2, this Lease shall be superior to and shall not be subordinate to any mortgage on the Premises. Landlord shall have the option to subordinate this Lease to any mortgage of the Premises provided that the holder of record thereof shall enter into an agreement with Tenant, in such holder's customary form by the terms of which such holder shall agree to (a) recognize the rights of Tenant under this Lease,
(b) perform Landlord's obligations hereunder arising after the date of such holder's acquisition of title and (c) accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant shall agree to recognize the

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




holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the Premises at any foreclosure sale. Tenant agrees to execute and deliver any appropriate and reasonable instruments necessary to carry out the agreements contained in this
Section 13.2.

     Landlord shall use best efforts to obtain a nondisturbance and attornment agreement from the Newburyport Five Cents Savings Bank, holder of the mortgage on the property.

                                   SECTION 14

                            Miscellaneous Provisions

     Section 14.1. Notices From One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when delivered or tendered for delivery at such address, or mailed, certified mail, postage prepaid.

     Section 14.2. Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

     Section 14.3. Lease Not to Be Recorded; Notice of Lease. Tenant agrees that it will not record this Lease. Landlord agrees that, upon the request of Tenant, he will execute and record a Notice of Lease in form reasonably acceptable to both parties.

     Section 14.4. Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

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




     Section 14.5. Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

     Section 14.6. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion. Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder, except as expressly provided in Section 12.4 of this Lease.

     Section 14.7. Brokerage. Each party Tenant warrants and represents to the other that it has had no dealings with any broker or agent in connection with this Lease and covenants to hold harmless and indemnify the other party from and against any and all costs, expenses, including attorneys' fees, or liability arising from any compensation, commissions and charges claimed by any broker or agent.

     Section 14.8. Miscellaneous. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. There are no prior oral or written agreements between Landlord and Tenant affecting this Lease.

     WITNESS the execution hereof under seal as of the day and year first above written.

LANDLORD:                                    TENANT: FOILMARK, INC.

/s/ Edward G. Molin                      By: /s/ Frank J. Olsen, Jr.
------------------------------               -----------------------------------
Edward G. Molin                                                      , President

                                         By: /s/ Philip Leibel
                                             -----------------------------------
                                                                     , Treasurer

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




                                   EXHIBIT B


     A certain parcel of land situate on the Northwesterly side of Mulliken Way in Newburyport, Essex County, Massachusetts, being shown as Lot "A" on a plan entitled "Plan of Land in Newburyport, Mass. as Surveyed for Perko Engineering, Inc." dated August 24, 1979 by Goodwin-Gallagher Associates, Inc., revised November 9, 1979 by Port Engineering Associates, Inc. and recorded in Essex South District Registry of Deeds, Plan Book 155, Plan 97, and bounded and described as follows:

     Beginning at the Southeasterly corner thereof on the Northwesterly line of said Mulliken Way at a granite monument located 454.57 feet Westerly as measured along Mulliken Way from the intersection of the Westerly line of Henry Graf, Jr. Road and the Northerly line of said Mulliken Way and thence running

     SOUTHWESTERLY by the Northwesterly line of Mulliken Way along a curve to the left having a radius of 850 feet, 125.36 feet to a stake, thence continuing

     SOUTH 68(degree) 51' 00" West by the Northwesterly line of Mulliken Way
124.64 feet to a granite monument at land now or formerly of Newburyport Area Industrial Development Corporation, thence turning and running

     NORTH 21(degree) 09" West by said land of Newburyport Area Industrial Development Corporation 442.13 feet to a granite monument at other land of said Newburyport Area Industrial Development Corporation, thence turning and running

     NORTH 68(degree) 35' 27" East by said land of Newburyport Area Industrial Development Corporation 488.98 feet to a granite monument at other land of said Newburyport Area Industrial Development Corporation, thence turning and running

     SOUTH 06(degree) 40' 45" West by said land of Newburyport Area Industrial Development Corporation 512.88 feet to a granite monument at said Mulliken Way and the point of beginning.

     Containing 3.79 acres according to said plan.

     Subject to a 20 foot wide utility easement along the Northerly boundary thereof as shown on said plan.

     Subject to the covenants set forth in a document entitled "Protective Covenants, Lord Timothy Dexter Industrial Green, Newburyport, Mass.," recorded with said Deeds, Book 5638, Page 428, which shall run with the land and bind all the lots therein, and inure to the benefit of and be enforceable by the Newburyport Area Industrial Development Corporation and the owner or owners of any of the lots comprised within said Green, and their respective heirs, executors, administrators, successors and assigns.

     For reference to my title, see deed of Perko Engineering Inc. recorded with Essex South South District Registry of Deeds in Book 6895, Page 716

     Subject to an Easement to the City of Newburyport, dated August 24, 1982, recorded with Essex South District Registry of Deeds, Book 7059, Page 37, and shown on Plan recorded with Plan Book 177, Plan 5.




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                                    EXHIBIT C

     Tenant shall purchase and install a portable yard ramp as described in a proposal from Northland Industrial Truck Co., Inc. dated March 25, 1997, proposal number S002900-RP, a copy of which is attached hereto and incorporated herein by reference.

     Landlord shall provide all necessary doors and truck bumpers to make the ramp functional.

     Landlord shall pay to Tenant a sum of $5,000.00 to be applied to the cost of the ramp, upon the delivery and installation of the ramp.

     Tenant shall retain ownership of the ramp, and shall remove the same upon the termination of this Lease.

     Tenant shall maintain the ramp and the area immediately adjacent thereto, including but not limited to snow and ice removal.


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